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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-64175, 333-47945 and 333-14459 of Household Finance Corporation on Form S-3 of our report dated January 28, 1998, appearing in this Current Report on Form 8-K of Household Finance Corporation and the reference to us under the heading "Experts" in the prospectus.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 30, 1998